UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 24, 2012 (February 17, 2012)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 17, 2012, James L. Donald, a member of the Board of Directors (the “Board”) of Rite Aid Corporation (the “Company”), notified the Company that he does not intend to stand for re-election at the Company’s 2013 annual meeting of stockholders.

(e) On February 22, 2012, the Company adopted the Rite Aid Corporation Executive Incentive Plan for Officers of Rite Aid Corporation (the “EIP”), a cash bonus plan for the executive officers of the Company, other corporate officers and key managers, and the Compensation Committee (the “Committee”) of the Board adopted corporate performance goals thereunder for the fiscal year ending March 2, 2013 (“FY 2013”).

Under the EIP, each Company executive is eligible for a bonus award for each fiscal year.  The bonus award for any executive is based on the achievement of various levels in relation to the performance target specified by the Committee, which shall include one or more of the following components:  (i) same store sales growth; (ii) earnings before interest, taxes, depreciation and amortization, as adjusted for such other items deemed appropriate by the Committee; (iii) working capital; (iv) operating profit; (v) return on equity; (vi) return on invested capital; (vii) earnings (loss) per share; or (viii) net earnings (loss).  The bonus may also be based on individual performance criteria or other non-financial operating performance measures.

For each fiscal year, the Committee may provide for objectively determined adjustments to any of the performance components for one or more items of gain, loss, profit or expense (i) determined to be extraordinary or unusual in nature or infrequent in occurrence; (ii) related to severance, including reduction in force programs; (iii) related to the disposal or acquisition of assets; (iv) related to a change in accounting principles; (v) related to discontinued operations or closed facilities; or (vi) attributable to the business operations of any entity or assets acquired by the Company during such fiscal year.

The amount of the individual bonus award opportunity is based upon a percentage, as determined by the Committee, of each executive’s base compensation.  Under the EIP, bonus awards are paid in cash after the end of the fiscal year following the Committee’s determination that the corporate performance goals have been attained.

For FY 2013, the bonus plan contains a payout matrix for bonuses based on the Company’s attainment of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and certain other adjustments).  Target bonus levels for each participant that are defined as a percentage of base pay will be established by the Committee during FY 2013.  Bonus payments under the FY 2013 bonus plan will vary based upon performance levels falling between the minimum and the maximum Adjusted EBITDA amounts.  Upon achievement of the minimum Adjusted EBITDA amount, the participant will receive fifty percent (50%) of the target bonus; one hundred percent (100%) of the target bonus is payable upon achievement of the FY 2013 Adjusted EBITDA target, and upon achievement of the maximum Adjusted EBITDA amount, the participant will receive two hundred percent (200%) of the target bonus.  Straight line interpolation will apply where results fall between the minimum and target, or between target and maximum amounts of Adjusted EBITDA.

The foregoing description of the EIP does not purport to be complete and is qualified in its entirety by reference to the EIP filed as Exhibit 10.1 hereto, which is hereby incorporated by reference into this report.

Item 9.01.	Financial Statements and Exhibits.

(c)  Exhibits.

10.1  Executive Incentive Plan for Officers of Rite Aid Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 24, 2012
By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President, General Counsel and Secretary